NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION


ENDORSEMENT
--------------------------------------------------------------------------------
DEFINITIONS; ACCUMULATION VALUE; CHARGES AND DISTRIBUTIONS; SEPARATE ACCOUNT; FIXED ACCOUNT; DCA PLUS PROGRAM

1. DEFINITIONS
The definitions of "Accumulation Value" and "Reset Anniversary" in the Definition Section of this policy are modified as follows:

ACCUMULATION VALUE:
The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, plus the Dollar Cost Averaging (DCA) Plus Program Accumulation Value, if any, of a policy for any Valuation Period.

RESET ANNIVERSARY:
The Anniversary occurring every year on the Policy Date until either the Owner or the Annuitant is age 85.

The following new definitions are added to the Definition Section of this policy:

DOLLAR COST AVERAGING (DCA) PLUS ACCOUNT:
An account(s) used specifically for the Dollar Cost Averaging Plus Program.

DOLLAR COST AVERAGING (DCA) PLUS PROGRAM:
The assets in the DCA Plus Program are not part of the Separate Account of New York Life Insurance and Annuity Corporation. The DCA Plus Program Accumulation Value is supported by assets in the General Account of the Corporation, which are subject to the claims of its general creditors.

DOLLAR COST AVERAGING (DCA) PLUS PROGRAM ACCUMULATION VALUE:
The sum of the Premium Payments allocated to the DCA Plus Program, plus interest credited on those Premium Payments, less transfers and any Partial Withdrawals from the DCA Plus Program, and less any Surrender Charges that may have already been assessed from the DCA Plus Program.

2. SECTION FIVE - ACCUMULATION VALUE
Provision 5.1 "HOW IS YOUR POLICY'S ACCUMULATION VALUE CALCULATED?" is modified as follows:
On any day on or before the Annuity Commencement Date, the Accumulation Value of this policy is equal to:

a) the Fixed Accumulation Value, which is: the sum of Premium Payments and transfers allocated to the Fixed Account, plus interest credited on those Premium Payments and transfers, less transfers and any Partial Withdrawals from the Fixed Account, and less any Surrender Charges and Service Charges that may have already been assessed from the Fixed Account, plus

b) the Variable Accumulation Value, which is: the sum of the products of the current Accumulation Unit's value(s) for each of the Investment Divisions of the Separate Account multiplied by the number of Accumulation Units held in the respective Investment Divisions, plus

c) the DCA Plus Program Accumulation Value, which is the sum of Premium Payments allocated to the DCA Plus Program, plus interest credited on those Premium Payments, less transfers and any Partial Withdrawals from the DCA Plus Program, and less any Surrender Charges and Service Charges that my have already been assessed from the DCA Plus Program.

The Fixed Accumulation Value, the DCA Plus Program Accumulation Value and death benefits that are available are not less than the minimum benefits required by law.

The instances in which Surrender Charges will be assessed, and the amount of those charges is explained in Section Six herein. When you ask us, we will tell you how much Accumulation Value there is.

3. SECTION SIX - SURRENDER CHARGES, DISTRIBUTIONS AND WITHDRAWALS
Provision 6.2 "WHEN CAN YOU MAKE A PARTIAL WITHDRAWAL FROM THIS POLICY?" is modified as follows:
After this policy has an Accumulation Value, you may request a Partial Withdrawal by sending us a written request at least 30 days before the Annuity Commencement Date and while the Annuitant and Owner, if you are not the Annuitant, are alive. The Partial Withdrawal may be for a selected amount of a percentage of the Accumulation Value. The minimum amount you may withdraw is shown on the Policy Data Page. You must indicate how is to be withdrawn from the Allocation Alternatives and/or from the DCA Plus Accounts. However, if you do not specify which Allocation Alternatives and/or DCA Plus Accounts, NYLIAC will withdraw the money on a pro-rata basis from each Allocation Alternative and/or from each DCA Plus Account. A Surrender Charge, which applies separately to each Premium Payment as explained in Section 6.4, will be assessed as shown on the Policy Data page, except as provided in Section 6.5. If your request for a Partial Withdrawal is greater than the amount in the Allocation Alternative(s) and/or from the DCA Plus Account(s), we will pay you the entire value of that Allocation Alternative(s) and/or that DCA Plus Account(s), less any Surrender Charges that may apply.

Provision 6.3 "WHEN WILL A PARTIAL WITHDRAWAL OR SURRENDER BE PROCESSED?" is modified as follows:
We will pay any Partial Withdrawal or surrender proceeds within seven (7) days after we receive all the necessary requirements. The Partial Withdrawal or surrender value to be paid will be determined on the date we receive all requirements. However, it may happen that the New York Stock Exchange is closed for trading (other than the usual Business Day) or the Securities and Exchange Commission restricts trading or determines that an emergency exists. If so, it may not be practical for us to determine the investment experience of the Separate Account. In that case, we may defer payment of any Partial Withdrawal or full surrender request from the Fixed Account and/or from the DCA Plus Program for up to six (6) months from the Partial Withdrawal or surrender request date. Interest will be paid on any amount deferred for 30 days or more. This rate will be at least three and one half percent (3.5%).

It may also happen that a request for a Partial Withdrawal would cause the total Accumulation Value of the policy to fall below $2,000. If so, we may not process the Partial Withdrawal request.

4. SECTION SEVEN - SEPARATE ACCOUNT
The following new provision has been added to this Section:
7.13 CAN YOU TRANSFER FROM THE INVESTMENT DIVISIONS TO THE DCA PLUS PROGRAM? No. Transfers may not be made into the DCA Plus Program. For transfers made from the DCA Plus Program to the Investment Divisions, see Section Ten.

5. SECTION EIGHT - FIXED ACCOUNT
The following new Provision has been added to this Section:
8.4 CAN TRANSFERS BE MADE FROM THE FIXED ACCOUNT TO THE DCA PLUS PROGRAM? No. Transfers may not be made from the Fixed Account to any of the Accounts under the DCA Plus Program.

6.  The following new Section is added to this policy:
SECTION 10 - DCA PLUS PROGRAM
10.1 HOW ARE THE DCA PLUS PROGRAM ASSETS INVESTED?
Premium Payments allocated to the DCA Plus Program are held in NYLIAC's General Account. NYLIAC invests the assets of the General Account in accordance with applicable law governing the investments of insurance company General Accounts. NYLIAC's General Account assets are all of its assets other than those allocated to the Separate Account. NYLIAC's General Account assets support all of its liabilities except Separate Account liabilities.

10.2 HOW IS THE DCA PLUS PROGRAM VALUED?
Under the DCA Plus Program, we will specify one or more DCA Plus Accounts, each having a different expiration date. We will set interest rates in advance at least annually for each date on which Premium Payments may be received for allocation to a DCA Plus Account. The rate will never be less than the Minimum Guaranteed Interest Rate relating to the Fixed Account, as shown on the Policy Data Page. The DCA Plus Accounts currently available are: a 6-month, a 12-month, and an 18-month interest rate period. We reserve the right to add and discontinue DCA Plus Accounts from the DCA Plus Program.

The amount held with respect to a given DCA Plus Account is equal to the initial and any subsequent Premium Payments allocated into the DCA Plus Account, plus interest credited at the rate specified for each Premium Payment, less transfers and any Partial Withdrawals from the DCA Plus Account, and less any Surrender Charges and Service Charges that may have already been assessed from the DCA Plus Account.

The minimum Premium Payment that may be allocated to a DCA Plus Account is currently $5,000. We reserve the right to increase or decrease the minimum Premium Payment. Premium Payments into a DCA Plus Account will receive the applicable interest rate as of the Business Day we receive the Premium Payment. Interest rates for subsequent Premium payments made into the same DCA Plus Account may be different from the rate applied to the initial Premium Payment.

10.3 CAN TRANSFERS BE MADE FROM THE DCA PLUS ACCOUNTS TO THE FIXED ACCOUNT? Yes. Transfers may be made to the Fixed Account.

10.4 CAN YOU HAVE MORE THAN ONE DCA ACCOUNT OPEN?
Yes. You may have more than one DCA Plus Account open simultaneously in accordance with established procedures. However, you may not have more than one DCA Plus Account with the same duration open at the same time.

10.5 HOW DO YOU TRANSFER THE DCA PLUS ACCOUNT VALUE TO THE INVESTMENT DIVISIONS AND TO THE FIXED ACCOUNT?
At the time you elect one or more DCA Plus Accounts, you must tell us into which Investment Division(s) and/or Fixed Account you want the DCA Plus Account allocated. We will automatically transfer amounts from your DCA Plus Account(s) into the Investment Division(s) and/or into the Fixed Account in accordance with your instructions and in accordance with established procedures.

In no event may the expiration date of the DCA Plus Account you elect extend beyond your Annuity Commencement Date.

The DCA Plus Program may be requested in addition to the Dollar Cost Averaging option, the Automatic Asset Reallocation option, or the Interest Sweep option.

10.6 HOW WILL PARTIAL WITHDRAWALS AND TRANSFERS BE DEDUCTED FROM THE DCA PLUS PROGRAM?
Partial Withdrawals and transfers will be made from the DCA Plus Program in the following sequence: first from the DCA Plus Program Accumulation Value attributed to the initial Premium Payment, then from the DCA Plus Program Accumulation Value attributed to subsequent allocations in the order received.




                               NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION


                                           By
                                                    ----------------------------
                                                                     President



                                                    ----------------------------
                                                                     Secretary

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION


ENDORSEMENT
--------------------------------------------------------------------------------
DEFINITIONS; ACCUMULATION VALUE; CHARGES AND DISTRIBUTIONS; SEPARATE ACCOUNT; FIXED ACCOUNT; DCA PLUS PROGRAM

1. DEFINITIONS
The definitions of "Accumulation Value" and "Reset Anniversary" in the Definition Section of this policy are modified as follows:

ACCUMULATION VALUE:
The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, plus the Dollar Cost Averaging (DCA) Plus Program Accumulation Value, if any, of a policy for any Valuation Period.

RESET ANNIVERSARY:
The Anniversary occurring every year on the Policy Date until either the Owner or the Annuitant is age 85.

The following new definitions are added to the Definition Section of this policy:

DOLLAR COST AVERAGING (DCA) PLUS ACCOUNT:
An account(s) used specifically for the Dollar Cost Averaging Plus Program.

DOLLAR COST AVERAGING (DCA) PLUS PROGRAM:
The assets in the DCA Plus Program are not part of the Separate Account of New York Life Insurance and Annuity Corporation. The DCA Plus Program Accumulation Value is supported by assets in the General Account of the Corporation, which are subject to the claims of its general creditors.

DOLLAR COST AVERAGING (DCA) PLUS PROGRAM ACCUMULATION VALUE:
The sum of the Premium Payments allocated to the DCA Plus Program, plus interest credited on those Premium Payments, less transfers and any Partial Withdrawals from the DCA Plus Program, and less any Surrender Charges that may have already been assessed from the DCA Plus Program.

2. SECTION FIVE - ACCUMULATION VALUE
Provision 5.1 "HOW IS YOUR POLICY'S ACCUMULATION VALUE CALCULATED?" is modified as follows:
On any day on or before the Annuity Commencement Date, the Accumulation Value of this policy is equal to:

a) the Fixed Accumulation Value, which is: the sum of Premium Payments and transfers allocated to the Fixed Account, plus interest credited on those Premium Payments and transfers, less transfers and any Partial Withdrawals from the Fixed Account, and less any Surrender Charges and Service Charges that may have already been assessed from the Fixed Account, plus

b) the Variable Accumulation Value, which is: the sum of the products of the current Accumulation Unit's value(s) for each of the Investment Divisions of the Separate Account multiplied by the number of Accumulation Units held in the respective Investment Divisions, plus

c) the DCA Plus Program Accumulation Value, which is the sum of Premium Payments allocated to the DCA Plus Program, plus interest credited on those Premium Payments, less transfers and any Partial Withdrawals from the DCA Plus Program, and less any Surrender Charges and Service Charges that my have already been assessed from the DCA Plus Program.

The Fixed Accumulation Value, the DCA Plus Program Accumulation Value and death benefits that are available are not less than the minimum benefits required by law.

The instances in which Surrender Charges will be assessed, and the amount of those charges is explained in Section Six herein. When you ask us, we will tell you how much Accumulation Value there is.

3. SECTION SIX - CHARGES AND DISTRIBUTIONS
Provision 6.2 "WHEN CAN YOU MAKE A PARTIAL WITHDRAWAL FROM THIS POLICY?" is modified as follows:
After this policy has an Accumulation Value, you may request a Partial Withdrawal by sending us a written request at least 30 days before the Annuity Commencement Date and while the Annuitant and Owner, if you are not the Annuitant, are alive. The Partial Withdrawal may be for a selected amount of a percentage of the Accumulation Value. The minimum amount you may withdraw is shown on the Policy Data Page. You must indicate how is to be withdrawn from the Allocation Alternatives and/or from the DCA Plus Accounts. However, if you do not specify which Allocation Alternatives and/or DCA Plus Accounts, NYLIAC will withdraw the money on a pro-rata basis from each Allocation Alternative and/or from each DCA Plus Account. A Surrender Charge, which applies separately to each Premium Payment as explained in Section 6.4, will be assessed as shown on the Policy Data page, except as provided in
Section 6.5. If your request for a Partial Withdrawal is greater than the amount in the Allocation Alternative(s) and/or from the DCA Plus Account(s), we will pay you the entire value of that Allocation Alternative(s) and/or that DCA Plus Account(s), less any Surrender Charges that may apply.

Provision 6.3 "WHEN WILL A PARTIAL WITHDRAWAL OR SURRENDER BE PROCESSED?" is modified as follows:
We will pay any Partial Withdrawal or surrender proceeds within seven (7) days after we receive all the necessary requirements. The Partial Withdrawal or surrender value to be paid will be determined on the date we receive all requirements. However, it may happen that the New York Stock Exchange is closed for trading (other than the usual Business Day) or the Securities and Exchange Commission restricts trading or determines that an emergency exists. If so, it may not be practical for us to determine the investment experience of the Separate Account. In that case, we may defer payment of any Partial Withdrawal or full surrender request from the Fixed Account and/or from the DCA Plus Program for up to six (6) months from the Partial Withdrawal or surrender request date. Interest will be paid on any amount deferred for 30 days or more. This rate will be at least three and one half percent (3.5%).

It may also happen that a request for a Partial Withdrawal would cause the total Accumulation Value of the policy to fall below $2,000. If so, we may not process the Partial Withdrawal request.

4. SECTION SEVEN - SEPARATE ACCOUNT
The following new provision has been added to this Section:
7.14 CAN YOU TRANSFER FROM THE INVESTMENT DIVISIONS TO THE DCA PLUS PROGRAM? No. Transfers may not be made into the DCA Plus Program. For transfers made from the DCA Plus Program to the Investment Divisions, see Section Ten.

5. SECTION EIGHT - FIXED ACCOUNT
The last paragraph of Provision 8.3 "HOW DO YOU TRANSFER THE FIXED ACCUMULATION VALUE TO THE INVESTMENT DIVISIONS?" has been modified as follows:
"The Interest Sweep option may be requested in addition to the Dollar Cost Averaging option, the Automatic Reallocation option, or the DCA Plus Program."

The following new Provision has been added to this Section:
8.5 CAN TRANSFERS BE MADE FROM THE FIXED ACCOUNT TO THE DCA PLUS PROGRAM? No. Transfers may not be made from the Fixed Account to any of the Accounts under the DCA Plus Program.

6.  The following new Section is added to this policy:
SECTION 10 - DCA PLUS PROGRAM
10.1 HOW ARE THE DCA PLUS PROGRAM ASSETS INVESTED?
Premium Payments allocated to the DCA Plus Program are held in NYLIAC's General Account. NYLIAC invests the assets of the General Account in accordance with applicable law governing the investments of insurance company General Accounts. NYLIAC's General Account assets are all of its assets other than those allocated to the Separate Account. NYLIAC's General Account assets support all of its liabilities except Separate Account liabilities.

10.2 HOW IS THE DCA PLUS PROGRAM VALUED?
Under the DCA Plus Program, we will specify one or more DCA Plus Accounts, each having a different expiration date. We will set interest rates in advance at least annually for each date on which Premium Payments may be received for allocation to a DCA Plus Account. The rate will never be less than the Minimum Guaranteed Interest Rate relating to the Fixed Account, as shown on the Policy Data Page. The DCA Plus Accounts currently available are: a 6-month, a 12-month, and an 18-month interest rate period. We reserve the right to add and discontinue DCA Plus Accounts from the DCA Plus Program.
The amount held with respect to a given DCA Plus Account is equal to the initial and any subsequent Premium Payments allocated into the DCA Plus Account, plus interest credited at the rate specified for each Premium Payment, less transfers and any Partial Withdrawals from the DCA Plus Account, and less any Surrender Charges and Service Charges that may have already been assessed from the DCA Plus Account.

The minimum Premium Payment that may be allocated to a DCA Plus Account is currently $5,000. We reserve the right to increase or decrease the minimum Premium Payment. Premium Payments into a DCA Plus Account will receive the applicable interest rate as of the Business Day we receive the Premium Payment. Interest rates for subsequent Premium payments made into the same DCA Plus Account may be different from the rate applied to the initial Premium Payment.

10.3 CAN TRANSFERS BE MADE FROM THE DCA PLUS ACCOUNTS TO THE FIXED ACCOUNT? Yes. Transfers may be made to the Fixed Account.

10.4 CAN YOU HAVE MORE THAN ONE DCA ACCOUNT OPEN?
Yes. You may have more than one DCA Plus Account open simultaneously in accordance with established procedures. However, you may not have more than one DCA Plus Account with the same duration open at the same time.

10.5 HOW DO YOU TRANSFER THE DCA PLUS ACCOUNT VALUE TO THE INVESTMENT DIVISIONS AND TO THE FIXED ACCOUNT?
At the time you elect one or more DCA Plus Accounts, you must tell us into which Investment Division(s) and/or Fixed Account you want the DCA Plus Account allocated. We will automatically transfer amounts from your DCA Plus Account(s) into the Investment Division(s) and/or into the Fixed Account in accordance with your instructions and in accordance with established procedures.

In no event may the expiration date of the DCA Plus Account you elect extend beyond your Annuity Commencement Date.

The DCA Plus Program may be requested in addition to the Dollar Cost Averaging option, the Automatic Asset Reallocation option, or the Interest Sweep option.

10.6 HOW WILL PARTIAL WITHDRAWALS AND TRANSFERS BE DEDUCTED FROM THE DCA PLUS PROGRAM?
Partial Withdrawals and transfers will be made from the DCA Plus Program in the following sequence: first from the DCA Plus Program Accumulation Value attributed to the initial Premium Payment, then from the DCA Plus Program Accumulation Value attributed to subsequent allocations in the order received.




                               NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION


                                           By
                                                    ----------------------------
                                                                     President



                                                    ----------------------------
                                                                     Secretary